UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road

P.O. Box 6660

Radnor, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Equity Grants

On December 16, 2013, Varietal Distribution Holdings, LLC (“Holdings”), the indirect parent company of VWR Funding, Inc. (the “Company”), entered into agreements with certain of the Company’s executive officers, pursuant to which Holdings granted such executive officers Series 2 Class B Common Units in Holdings (“Incentive Units”) as follows: Manuel Brocke-Benz, 17,340 Incentive Units; Gregory L. Cowan, 12,880 Incentive Units; George Van Kula, 12,880 Incentive Units; and Theodore C. Pulkownik, 12,880 Incentive Units. The Incentive Units represent a right to a fractional portion of the profits and distributions of Holdings in excess of a “participation threshold” that is set at the value of a vested Class A Common Unit of Holdings on the date of grant calculated in accordance with the provisions of the Holdings’ Securityholders Agreement, subject to certain adjustments.

The Incentive Units were granted under the terms of Holdings’ 2007 Securities Purchase Plan, which has been amended to provide for the grant of the Incentive Units (the “Holdings Equity Plan”). The Incentive Units will vest pursuant to the Incentive Unit Grant Agreements (the “Time-Based Grant Agreements”) on a daily, straight-line basis from December 16, 2013 (the “Grant Date”) through the fourth anniversary of the Grant Date such that 100% of the Incentive Units will have vested as of the fourth anniversary of the Grant Date; provided that (i) if a Sale of the Company (as defined in the Time-Based Grant Agreements) occurs, all of the Incentive Units will immediately vest, (ii) if the Company completes an initial public offering or a public offering of a subsidiary (“IPO”), the Incentive Units that were scheduled to vest during the one-year period following the date of the IPO will instead vest as of such time and the remaining unvested portion will continue to vest on a daily basis through the third anniversary of issuance, and (iii) upon the termination of a grantee’s employment with Holdings, the Company or any of their respective subsidiaries, by reason of the grantee’s death or disability, the Incentive Units that were scheduled to vest during the one-year period following the date of such termination will instead vest as of the date of termination.

Except as described in clause (iii) above, if the grantee ceases to be employed by Holdings, the Company or any of their respective subsidiaries for any reason, all unvested Incentive Units will be automatically forfeited and all vested Incentive Units will be subject to repurchase by Holdings and its co-investors pursuant to the terms and conditions set forth in the Time-Based Grant Agreements. The repurchase price per vested Incentive Unit will be the Fair Market Value (as defined in the Time-Based Grant Agreements) of such unit as of the date of the sending of written notice of the repurchase to the grantee; provided that if the grantee’s employment is terminated for Cause (as defined in the Time-Based Grant Agreements), then each vested Incentive Unit will be automatically forfeited.

Pursuant to the Time-Based Grant Agreements, each executive will be bound by a non-competition and non-solicitation agreement whereby the executive will agree to (i) not compete with Holdings, the Company or any of their respective subsidiaries while the executive is employed by any of them and for a period of 12 months thereafter and (ii) not solicit employees of Holdings, the Company or any of their respective subsidiaries, or in any way interfere with their other business relationships, during the executive’s employment and for a period of 18 months thereafter.

Purchase of Equity

On December 16, 2013, Holdings entered into Management Unit Purchase Agreements (each, a “Class A Common Purchase Agreement”) with certain of the Company’s executive officers, pursuant to which Holdings issued, and certain executive officers purchased, Class A Common Units in Holdings (“Class A Common Units”) as follows: Manuel Brocke-Benz, 2,600 Class A Common Units; Gregory L. Cowan, 650 Class A Common Units; and George Van Kula, 1,713 Class A Common Units.

Pursuant to the terms of the Class A Common Purchase Agreement, if the holder ceases to be employed by Holdings, the Company or any of their respective subsidiaries other than for Cause (as defined in the Class A Common Purchase Agreements), the Class A Common Units are subject to repurchase by Holdings and its co-investors at the Fair Market Value (as defined in the Class A Common Unit Purchase Agreements) of such unit as of the date of the sending of written notice of the repurchase to the holder; provided that if any holder of Class A Common Units ceases to be employed by Holdings, the Company or any of their respective subsidiaries for Cause, all Class A Common Units will be subject to repurchase by Holdings and its co-investors at the lower of original cost or Fair Market Value.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan, as amended

10.2	Form of Time-Based Incentive Unit Grant Agreement, filed as Exhibit 10.2 to VWR Funding, Inc.’s Current Report on Form 8-K, filed January 2, 2013, and incorporated herein by reference

10.3	Form of Class A Common Management Unit Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: December 17, 2013	By:	/s/ Douglas J. Pitts
	Name:	Douglas J. Pitts
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan, as amended

10.2	Form of Time-Based Incentive Unit Grant Agreement, filed as Exhibit 10.2 to VWR Funding, Inc.’s Current Report on Form 8-K, filed January 2, 2013, and incorporated herein by reference

10.3	Form of Class A Common Management Unit Purchase Agreement